Exhibit 4.1

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

CERTIFICATE NUMBER: [●]	[●] SHARES

AI ASSETS LTD.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP: G0R45R 101

THIS CERTIFIES THAT ________________________________________________________________

IS THE OWNER OF ____________________________________________________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, NO PAR VALUE PER SHARE, OF

AI ASSETS LTD.

(the “Company”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Director	Chief Executive Officer

AI ASSETS LTD.

[CORPORATE SEAL]
BRITISH VIRGIN ISLANDS

AI ASSETS LTD.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Class A Ordinary Shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issuance of Class A Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors

Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said share on the books of the within named Company will full power of substitution in the premises.

Dated

(SIGNATURE(S))

NOTICE:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).